                        Normark Ventures Corp.
  NUMBER                                                           SHARES
[  1030  ]     INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA  [     ]
          100,000,000 SHARES COMMON STOCK AUTHORIZED, $.001 PAR VALUE
This
certifies
that                                             CUSIP U65626 10 0
                                                 SEE REVERSE FOR
                                                 CERTAIN DEFINITIONS

                                                Countersigned
                                                Pacific Stock Transfer Company
                                                P.O. Box 93385
                                                Las Vegas, NV  89193
                                                By:
                                                   --------------------
                                                   Authorized Signature

Is the owner of

       FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF

                       Normark Ventures Corp.


  transferable on the books of the corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are subject to the laws of the State of Nevada, and to the Certificate of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid unless countersigned by the
                         Transfer Agent.
  WITNESS the facsimile seal of the Corporation and the signature of its duly authorized officers.

DATED

                        NORMARK VENTURES CORP.     /s/ N. Wareham
                            CORPORATE SEAL         PRESIDENT/
                                NEVADA             SECRETARY